
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Global Perspective Portfolio L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                      17,200,202
<SECURITIES>                                         0
<RECEIVABLES>                                  201,534<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              18,879,564<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                18,879,564<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,942,309<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,041,498
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                900,811
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            900,811
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   900,811
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include due from DWR of $146,393 and interest receivable of $55,141.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,477,828.
<F3>Liabilities include redemptions payable of $137,683, accrued management fees of $47,089, accrued administrative expenses of $25,895 and incentive fees payable of $18,001.
<F4>Total revenue includes realized trading revenue of $1,956,650, net change in unrealized of $(333,153) and interest income of $318,812.

